Filed Pursuant to Rule 424(b)(3) Registration No. 333-257353

PROSPECTUS SUPPLEMENT

(To the Prospectus dated September 24, 2021)

2,500,000 Shares

My Size, Inc.

Common Stock

The selling stockholder named in this prospectus, or the selling stockholder, may use this prospectus to offer and resell from time to time up to 2,500,000 shares of our common stock, which are the shares of our common stock held by the selling stockholder.

The selling stockholder was issued these shares pursuant to an Amendment to a Purchase Agreement, or the Amendment between us, My Size Israel 2014 Ltd., or My Size Israel, a wholly owned subsidiary of ours, and the selling stockholder, which made certain amendments to a Purchase Agreement between the parties dated February 16, 2014, or the Purchase Agreement, which was entered into on May 26, 2021. We are registering the offer and resale of these shares of our common stock to satisfy an obligation set forth in the Amendment, pursuant to which we agreed to register the resale of these shares of our common stock within a limited period of time following the date of the Amendment.

We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

The selling stockholder, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholder, see “Plan of Distribution” beginning on page 6 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”. On September 24, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.40 per share. On September 26, 2021, the last reported sale price of our shares of common stock on the TASE was NIS 4.28 or $1.336 per share (based on the exchange rate reported by the Bank of Israel on the same day).

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 4 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 27, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

The selling stockholder may resell, from time to time, in one or more offerings, the shares of our common stock offered by this prospectus. Information about the selling stockholder may change over time. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling stockholder has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. No offers or sales of any of the shares of our common stock are to be made in any jurisdiction in which such an offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the shares of our common stock offered hereby or thereby.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein or therein is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiary, My Size (Israel) 2014 Ltd., as applicable.

Overview

We are a creator of mobile device measurement solutions that has developed innovative solutions designed to address shortcomings in multiple verticals, including the e-commerce fashion/apparel, shipping/parcel and do it yourself, or DIY, industries. Utilizing our sophisticated algorithms within our proprietary technology, we can calculate and record measurements in a variety of novel ways, and most importantly, increase revenue for businesses across the globe.

Our solutions can be utilized to accurately take measurements of a variety of items via a mobile device. By downloading the application to a smartphone, the user is then able to run the mobile device over the surface of an item the user wishes to measure. The information is then automatically sent to a cloud-based server where the dimensions are calculated through our proprietary algorithms, and the accurate measurements (+ or - 2 centimeters) are then sent back to the user’s mobile device. We believe that the commercial applications for this technology are significant in many areas.

Currently, we are mainly focusing on the e-commerce fashion/apparel industry. In addition, our solutions address the shipping/parcel and DIY uses markets.

While we rollout our products to major retailers and apparel companies, there is a lead time for new customers to ramp up before we can recognize revenue. This lead time varies between customers, especially when the customer is a tier 1 retailer, where the integration process may take longer. Generally, first we integrate our product into a customer’s online platform, which is followed by piloting and implementation, and, assuming we are successful, commercial roll-out, all of which takes time before we expect it to impact our financial results in a meaningful way. While we have begun generating initial sales revenue, we do not expect to generate meaningful revenue during the upcoming quarters. Because of the numerous risks and uncertainties associated with the success of our market penetration and our dependence on the extent to which MySizeID is adopted and utilized, we are unable to predict the extent to which we will recognize revenue. We may be unable to successfully develop or market any of our current or proposed products or technologies, those products or technologies may not generate any revenues, and any revenues generated may not be sufficient for us to become profitable or thereafter maintain profitability.

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Important Information about COVID-19

In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to Israel and the United States, and infections have been reported globally. Many countries around the world, including in Israel, have from time to time significant governmental measures implemented to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. These measures have resulted in work stoppages and other disruptions. We implemented remote working and work place protocols for our employees in accordance with Israeli government requirements. In addition, while we have seen an increased demand for MySizeID, the COVID-19 pandemic has had a particularly adverse impact on the retail industry and this has resulted in an adverse impact on our marketing and sales activities. For example, we have three ongoing pilots with international retailers that have been halted, we are unable to participate physically in industry conferences, our ability to meet with potential customers is limited, and in certain instances sales processes have been delayed or cancelled. The extent to which COVID-19 continues to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact.

Recent Developments

Amendment to Purchase Agreement

On May 26, 2021, we, My Size Israel and Shoshana Zigdon entered into the Amendment, which made certain amendments to the Purchase Agreement.

Pursuant to the Amendment, Ms. Zigdon agreed to irrevocably waive (i) the right to repurchase certain assets related to the collection of data for measurement purposes that My Size Israel acquired from Ms. Zigdon under the Purchase Agreement and upon which our business is substantially dependent, or the Assets, and (ii) all past, present and future rights in any of the intellectual property rights sold, transferred and assigned to My Size Israel under the Purchase Agreement and any modifications, amendments or improvements made thereto, including, without limitation, any compensation, reward or any rights to royalties or to receive any payment or other consideration whatsoever in connection with such intellectual property rights, or the Waiver. In consideration of the Waiver, we issued 2,500,000 shares of common stock to Ms. Zigdon, or the Shares.

Under the Purchase Agreement prior to the Amendment, Ms. Zigdon had a right to repurchase the Assets until June 16, 2021 at the market price of the Assets as determined by a third party independent valuation. In addition, under the Purchase Agreement prior to the Amendment, Ms. Zigdon would have had a right to receive 18% of My Size Israel’s operating profit, directly or indirectly connected with the Assets, together with VAT for a period of seven years from the end of the development period of My Size Israel’s measurement solution.

Under the Amendment, we agreed that, as soon as practicable but in any event no later than June 24, 2021 it shall use commercially reasonable efforts to file a registration statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) providing for the resale by Ms. Zigdon of the Shares, or the Registration Statement, and use our commercially reasonable efforts to cause such Registration Statement to become effective by July 26, 2021.

In the Amendment Ms. Zigdon agreed to a lock up of the Shares until November 1, 2021, and that following the effectiveness of the Registration Statement and subject to compliance with applicable securities laws, Ms. Zigdon will be entitled to sell one-fourth of the Shares each month beginning July 30, 2021.

Company Information

We were incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014, we changed our name to My Size, Inc. Our principal executive offices are located at 4 Hayarden, pob 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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THE OFFERING

Securities offered by the selling stockholder	Up to 2,500,000 shares of our common stock, par value $0.001 per share that have been issued to the selling stockholder pursuant to the Amendment.

Selling Stockholder	All of the shares of our common stock are being offered by the selling stockholder. See “Selling Stockholder” on page 5 of this prospectus for more information on the selling stockholder.

Use of Proceeds	We will not receive any proceeds from the sale of the shares in this offering. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Registration Rights

Under the terms of the Amendment, we have agreed to file the registration statement of which this prospectus forms a part in order to register the resale by the selling stockholder of the shares of our common stock offered hereby. See “Selling Stockholder” on page 5 of this prospectus for additional information.

Plan of Distribution

The selling stockholder, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of our common stock offered under this prospectus from time to time through public or private transactions at our prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of our common stock offered under this prospectus to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 6 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the information beginning on page 4 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Listings	Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “MYSZ”.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our most recent Annual Report on Form 10-K, any updates to those risks in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The sale of a substantial number of shares of our common stock in the public market, including resale of the shares issued to the selling stockholder, could adversely affect the prevailing market price for our common stock.

We are registering for resale 2,500,000 shares of our common stock that we have issued to the selling stockholder pursuant to the Amendment. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock, and the market value of our other securities. We cannot predict if and when the selling stockholder may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of our common stock or other equity or debt securities exercisable for, or convertible into, shares of our common stock. Any such issuances could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	risks related to our ability to continue as a going concern;

●	risks related to the COVID-19 pandemic;

●	the new and unproven nature of the measurement technology markets;

●	our ability to achieve customer adoption of our products;

●	our dependence on assets we purchased from a related party and the risk that such assets be repurchased;

●	our ability to enhance our brand and increase market awareness;

●	our ability to introduce new products and continually enhance our product offerings;

●	the success of our strategic relationships with third parties;

●	information technology system failures or breaches of our network security;

●	competition from competitors;

●	our reliance on key members of our management team;

●	current or future litigation; and

●	the impact of the political and security situation in Israel on our business.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

SELLING STOCKHOLDER

The following table sets forth the number and percentage of shares of our common stock beneficially owned by the selling stockholder as of June 24, 2021, taking into account number of shares that may be offered under this prospectus and the number and percentage of our common stock beneficially owned by the selling stockholder assuming all of the shares offered under this prospectus are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholder. The information in the table below and the footnotes thereto regarding shares of our common stock to be beneficially owned after the offering under this prospectus assumes the sale of all shares of our common stock being offered by the selling stockholder under this prospectus. The percentage of shares of our common stock owned prior to and after the offering under this prospectus is based on 15,038,327 shares of our common stock outstanding as of June 24, 2021. Unless otherwise indicated in the footnotes to this table, we believe that the selling stockholder has sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned.

Except for the transaction described in Prospectus Summary--Amendment to Purchase Agreement, neither the selling stockholder nor any of its affiliates, officers, directors or principal equity holders have held any position or office or had any other material relationship with us or our affiliates within the past three years.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder named below and any donees, pledgees, transferees or other successors-in-interest selling shares of our common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer.

The number of shares in the column “Maximum Number of Shares Offered” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The fourth column assumes the sale of all the shares of our common stock offered by the selling stockholder under this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of the offering under this prospectus. However, because the selling stockholder may sell all or some of the shares offered under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares of our common stock that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. The selling stockholder may sell some, all or none of the shares of our common stock offered under this prospectus. We do not know how long the selling stockholder will hold the shares of our common stock offered under this prospectus before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of our common stock.

	Ownership Before Offering			Ownership After Offering
Selling Shareholder	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned	Maximum number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Shoshana Zigdon	2,500,001	16.6%	2,500,000	1	*

*	Denotes less than 1%.

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PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of our common stock offered under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholder. We will bear all fees and expenses incident to our obligation to register the shares of our common stock offered under this prospectus

The selling stockholder may sell all or a portion of the shares of our common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of our common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus forms a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the selling stockholder to include the pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions it assumes. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the shares of our common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered under this prospectus, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

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The aggregate proceeds to the selling stockholder from the sale of the shares of our common stock offered under this prospectus will be the purchase price of the shares of common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the offering under this prospectus.

The selling stockholder also may resell all or a portion of the shares of our common stock offered under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless the shares been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of shares of our common stock registered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares of our common stock against certain liabilities, including liabilities arising under the Securities Act

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by McDermott Will & Emery LLP, New York, New York.

EXPERTS

The consolidated financial statements of My Size, Inc. as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.MySizeID.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.MySizeID.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items), filed with the SEC on the following dates: January 7, 2021, March 25, 2021, May 7, 2021 and May 27, 2021;

●	Any other filings we make pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

●

The description of our common stock, which is contained in the registration statement on Form 8-A, filed with the SEC on June 14, 2016, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 19, 2020, and as may be further updated or amended in any amendment or report filed for such purpose.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Or Kles, Chief Financial Officer, Hayarden 4, Airport City, Israel 701000, telephone number 972-3-600-9030.

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2,500,000 Shares

My Size, Inc.

COMMON STOCK

Prospectus Supplement

September 27, 2021